Exhibit 99.1

The Oncology Institute Announces Amendment to Facility Agreement and Debt Paydown

CERRITOS, Calif., February 26, 2025 (GLOBE NEWSWIRE) -- The Oncology Institute, Inc. (NASDAQ: TOI) (“TOI” or the “Company”), one of the largest value-based community oncology groups in the United States, today announced an amendment to its existing facility agreement with funds affiliated with Deerfield Management Company, L.P. (“Deerfield”), an investment firm committed to advancing healthcare, as well as a partial paydown of the senior secured convertible notes.

Under the amendment, Deerfield has agreed to waive certain restrictions regarding the Company’s ability to offer and sell equity and has removed the minimum cash covenant of $40 million. In connection with the amendment, the Company has paid down approximately $20 million of the senior secured convertible notes and accrued and unpaid interest thereon through the date of the amendment.

“We are pleased to reach an agreement with our long-time partners at Deerfield, and we are grateful for their ongoing support and collaboration as we position the company for long-term success,” said Daniel Virnich, CEO of TOI. “The actions announced today strengthen our financial position, while also allowing us to focus on accelerating our growth initiatives. To that end, year to date, TOI has already signed three new capitation agreements, adding approximately 80,000 lives across California, Nevada and Florida markets. Total lives in Florida under value-based agreements now exceed 200,000, with over 50,000 under Medicare Advantage.”

BTIG is acting as lead financial advisor to TOI. Latham & Watkins LLP is acting as legal advisor to TOI, and Katten Muchin Rosenman LLP is acting as legal advisor to Deerfield.

About The Oncology Institute

Founded in 2007, TOI is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of over 1.8 million patients including clinical trials, transfusions, and other services traditionally associated with the most advanced care delivery organizations. With over 120 employed clinicians and more than 700 teammates in over 70 clinic locations, TOI is changing oncology for the better. For more information visit www.theoncologyinstitute.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, anticipated financial results, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of TOI and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by anyone as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TOI. These forward-looking statements are subject to a number of risks and uncertainties, the outcome of judicial and administrative proceedings to which TOI may become a party or investigations to which TOI may become or is subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in TOI’s patient or payors' preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to address the need to meet stock exchange continued listing standards and the possibility that the Company may have to effect a reverse stock split; the impact of COVID-19 on TOI’s business; those factors discussed in the documents of TOI filed, or to be filed, with the SEC, including the Item 1A. "Risk Factors" section of TOI's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that TOI currently is evaluating or does not presently know or that TOI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TOI’s plans or forecasts of future events and views as of the date of this press release. TOI anticipates that subsequent events and developments will cause TOI’s assessments to change. TOI does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing TOI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media

The Oncology Institute, Inc.
Jaime Valles
marketing@theoncologyinstitute.com

Investors

Solebury Strategic Communications

investors@theoncologyinstitute.com